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                                                                [Draft--3/21/95]

                                                                     Exhibit 1.1



                                 Anacomp, Inc.

                                 $225,000,000

                        % Senior Secured Notes Due 2002

                             Underwriting Agreement


                                                              New York, New York
                                                                          , 1995


Salomon Brothers Inc
Smith Barney Inc.
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

                 Anacomp, Inc., an Indiana corporation (the "Company"), proposes to sell to you as underwriters (the "Underwriters"), $225,000,000
principal amount of its    % Senior Secured Notes due 2002 (the "Notes"), to be
issued under an indenture (the "Indenture") to be dated as of         , 1995,
between the Company and              , as trustee (the "Trustee").  The Notes
will be secured by a perfected first priority Lien (as defined in the Indenture), on the Collateral (as defined in the Indenture), which consists of the following: (i) substantially all the assets of the Company and the U.S. Restricted Subsidiaries (as defined in the Indenture), other than the Company's and the U.S. Restricted Subsidiaries' accounts receivable, inventory and the proceeds thereof, (ii) all the common stock of the U.S. Restricted Subsidiaries and (iii) 65% of the common stock of the Foreign Restricted Subsidiaries (as defined in the Indenture), whether now owned or hereafter acquired, as more fully described in (i) the Security and Pledge Agreement to be dated as of
           , 1995 (the "Security and Pledge Agreement"), between the Company and the Trustee, (ii) certain fee and leasehold mortgages and deeds of trust with related security agreements and assignments of leases and rents to be
dated as of         , 1995 (the "Mortgages"), between the Company and the
Trustee and (iii) the other Collateral Documents (as defined in the Indenture).
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                 1.  Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (1) hereof.

                 (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 33-57391) on such Form, including a related preliminary prospectus, for the registration under the Act of the offering and sale of the Notes. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus,
         (ii) a final prospectus in accordance with Rules 430A and 424(b)(1) or
         (4) or (iii) a final prospectus in accordance with Rules 415 and 424(b)(2) or (5). In the case of clause (ii), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Notes and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Notes and the offering thereof and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all material respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
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                 (b)  On the Effective Date, the Registration Statement did or
         will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                 (c) All the subsidiaries of the Company, whether directly or indirectly owned by the Company, as of the date hereof are listed on Exhibit A and Exhibit B; the Company and each such subsidiary (other than the subsidiaries of the Company listed in Exhibit B) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own, lease and operate its property (including, without limitation, the Collateral) and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction wherein it owns, leases or operates property (including, without limitation the Collateral) or conducts business, excluding such jurisdictions where the failure to so register, qualify or be authorized does not have a material adverse effect on the financial condition or business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                 (d) All the outstanding shares of capital stock of each subsidiary of the Company (other than the subsidiaries of the Company listed in Exhibit B) have been duly authorized and validly issued and are fully paid and nonassessable; except as set forth in the Prospectus, all outstanding shares of capital stock of such subsidiaries (except for director's qualifying shares to the extent required by local law) are owned by the Company either directly or through wholly owned subsidiaries free and clear of any Lien, other than Permitted Liens (as defined in the Indenture).

                 (e) The shares of capital stock constituting Pledged Securities (as defined in the Indenture) comprise all the capital stock of the U.S. Restricted Subsidiaries and 65% of the capital stock of the Foreign Restricted Subsidiaries owned directly by the Company or a U.S. Restricted Subsidiary; such Pledged Securities constitute all the capital stock owned directly by the Company or any U.S. Restricted Subsidiary; the promissory notes constituting Pledged Securities comprise all the promissory notes issued or payable to the Company or any U.S. Restricted Subsidiary; there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire or instruments convertible into or exchangeable for any shares of the capital stock or other equity interest of or in any issuer of Pledged Securities or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options; and the U.S. Restricted Subsidiaries and the Foreign Restricted Subsidiaries constitute all the subsidiaries of the Company (other than subsidiaries of the Company listed in Exhibit B). None of the Pledged Securities are "margin stock" as such term is defined in Section 221.1 of Regulation U of the Board of Governors of the Federal Reserve System, or any successor regulation.

                 (f) The subsidiaries of the Company listed in Exhibit B have no assets and no employees and do not conduct any business and, with respect to such subsidiaries, the Company would be able to designate such subsidiaries as Unrestricted Subsidiaries (as defined in the Indenture) pursuant to Section 4.15 of the Indenture.

                 (g) On the Closing Date, the Trustee will have a valid and enforceable perfected first priority Lien on the Collateral pursuant to the Collateral Documents and, at the Closing Date, the Collateral will be free and clear of all Liens, other than Permitted Liens.

                 (h) On the Closing Date, all filings, recordings, registrations and other actions necessary or desirable to preserve and protect the rights with respect to, and perfect and make valid and enforceable, the first priority Lien of the Trustee under the Collateral Documents will have been obtained and taken and be in full force and effect.

                 (i) The requisite number of consents solicited by the Company from the holders of the Company's 15% Senior Subordinated Notes due 2000, issued under an Indenture dated as of October 24, 1990, as amended by a First Supplemental Indenture dated as of March 22, 1993 (as so amended, the "Subordinated Notes Indenture"), between the Company and State Street Bank and Trust Company, as trustee, have been obtained, are effective and have not been revoked in order for the Company and the Trustee to have duly and properly executed and delivered an amendment and restatement of the Subordinated Notes Indenture that permits the Company to (i) issue the Notes and establish the Revolving Credit Facility pursuant to a Revolving Credit
         Agreement dated as of         , 1995 (the "Revolving Credit
         Facility"), between the Company and          , (ii) use the proceeds
         thereof as described in the Prospectus; and such amendment and restatement of the Subordinated Notes Indenture has been executed and
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         delivered by the parties thereto and is in full force and effect.

                 (j) The Company and each of its subsidiaries has good and marketable title to all properties and assets owned by it (including, without limitation, any owned property and assets constituting part of the Collateral), free and clear of all Liens except for Permitted Liens and Liens that will be released in connection with the Refinancing (as defined in the Prospectus). All the leases and subleases material to the business of the Company and under which the Company or any of its subsidiaries has an interest (including, without limitation, any leases or subleases constituting part of the Collateral) are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by any person or entity adverse to the rights of the Company or any of its subsidiaries under any such leases or subleases, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

                 (k) The Company and each of its subsidiaries, (A) owns, possess or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations (the "Authorizations") necessary for the legal ownership (including leasing) and operation of its properties (including, without limitation, the Collateral), and to carry on its business as presently conducted, except where the failure to own, possess or have obtained any of the foregoing would not have a Material Adverse Effect or with respect to real property for which a Mortgage (as defined in the Indenture) is to be obtained in favor of the Trustee (collectively, the "Mortgaged Property") would not have a material adverse effect on the use and operation of the Mortgaged Property to which any such Authorization relates and (B) no such person has received any notice of proceedings relating to the revocation or modification of any such Authorization.

                 (1) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the "Effective Date" shall mean each date that the

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         Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Notes that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Notes included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.
         "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or

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         the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of
    % of the principal amount thereof, plus accrued interest, if any, on the
Notes from             , 1995, to the Closing Date, the principal amount of
the Notes set forth opposite such Underwriter's name in Schedule I hereto.


                 3.   Delivery and Payment.  Delivery of and payment for the
Notes shall be made at 10:00 AM, New York City time, on             , 1995, or
such later date (not later than              , 1995) as the Underwriters shall
designate, which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof by wire transfer in immediately available funds, provided that an amount equal to the difference between making such payment in immediately available funds and next day funds shall be deducted from such payment. Delivery of the Notes shall be made at such location as the Underwriters shall reasonably designate at least one business day in advance of the Closing Date and payment for the Notes shall be made at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York. Certificates for the Notes shall be registered in such names and in such denominations as the Underwriters may request not less than three full business days in advance of the Closing Date.

                 The Company agrees to have the Notes available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

                 4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

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                 5.   Agreements.  The Company agrees with the several
Underwriters that:

                 (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                 (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earning statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (d) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                 (e) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, will arrange for the determination of the legality of the Notes for purchase by institutional investors and will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action which would subject it to service of

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         process in suits in any jurisdiction in which it is not now so subject.

                 (f) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department; provided, however, that the Company's obligation to provide such notice will terminate at the date on which the distribution of the Notes has terminated.

                 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or
         (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner

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         and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b) The Company shall have furnished to the Underwriters the opinions of George C. Gaskin, Corporate Counsel for the Company, and Cadwalader, Wickersham & Taft, counsel for the Company, each dated the Closing Date, and each to the effect that (except that George C. Gaskin need not furnish an opinion with respect to the matters set forth in (vii) and (viii)):

                      (i) each of the Company and its subsidiaries (other
                 than the subsidiaries of the Company listed in Exhibit B), whether directly or indirectly owned by the Company, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify does not have a Material Adverse Effect; the Company has no subsidiaries other than those listed in Exhibit A and Exhibit B;

                      (ii) all the outstanding shares of capital stock of
                 each subsidiary of the Company (other than the subsidiaries of the Company listed in Exhibit B) have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of such subsidiaries (except for director's qualifying shares to the extent required by local law) are owned by the Company either directly or through wholly owned subsidiaries free and clear of any Lien, other than Permitted Liens;

                      (iii) the shares of capital stock constituting the
                 Pledged Securities comprise all the capital stock of the U.S. Restricted Subsidiaries and 65% of the capital stock of the Foreign Restricted Subsidiaries owned directly by the Company or a U.S. Restricted Subsidiary; such Pledged Securities constitute all the capital stock directly owned by the Company or any U.S. Restricted Subsidiary; the promissory notes constituting Pledged Securities comprise all the promissory notes issued or payable to the Company or any U.S. Restricted Subsidiary; there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire or instruments convertible into or exchangeable for any shares of the capital stock or other equity interest of or in any issuer of Pledged Securities or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options; and the U.S. Restricted Subsidiaries and the Foreign Restricted Subsidiaries constitute all the subsidiaries of the Company (other than subsidiaries of the Company listed in Exhibit B). None of the Pledged Securities are "margin stock" as such term is defined in Section 221.1 of Regulation U of the Board of Governors of the Federal Reserve System, or any successor regulation;

                      (iv) the subsidiaries of the Company listed in
                 Exhibit B have no assets and no employees and do not conduct any business, and with respect to such subsidiaries, the Company would be able to designate such subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.15 of the Indenture;

                      (v) the Company's authorized equity capitalization is
                 as set forth in the Prospectus; and the Notes conform to the description thereof contained in the Prospectus;

                      (vi) the Indenture, the Security and Pledge Agreement
                 and the other Collateral Documents have been duly authorized, executed and delivered by the Company and the U.S. Restricted Subsidiaries, as applicable; the Indenture has been duly qualified under the Trust Indenture Act; and, assuming due authorization, execution and delivery thereof by each party thereto other than the Company and the U.S. Restricted Subsidiaries, as applicable, the Indenture, the Security and Pledge Agreement and the other Collateral Documents constitute legal, valid and binding obligations of the Company and the U.S. Restricted Subsidiaries, as applicable, enforceable against the Company and the U.S. Restricted Subsidiaries, as applicable, in accordance with their respective terms (subject, as to enforcement of legal remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and, as to remedies of specific performance and injunctive and other forms of equitable relief, to equitable defenses or principles and to the discretion of the court before which any proceeding may therefor be brought); the Notes have been duly authorized and executed and, when authenticated in accordance with the Indenture and delivered to and paid by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

                      (vii) the Trustee has a valid and enforceable perfected
                 first priority Lien in the Collateral pursuant to the Collateral Documents, and the Collateral is free and clear of all Liens, other than Permitted Liens;

                      (viii) all filings, recordings, registrations  and other
                 actions necessary or desirable to preserve and protect the rights with respect to, and perfect and make valid and enforceable, the first priority Lien of the Trustee under the Collateral Documents have been obtained and taken and are in full force and effect;

                      (ix) to the best knowledge of such counsel, there is
                 no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                       (x) the Registration Statement has become effective
                 under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements, financial schedules and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date hereof includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                      (xi) this Agreement has been duly authorized, executed
                 and delivered by the Company;

                      (xii) no consent, approval, authorization or order of
                 any court or governmental agency or body is required for the consummation of the transactions contemplated herein or in the Indenture, the Security and Pledge Agreement and the other Collateral Documents, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                      (xiii) neither the execution and delivery of this
                 Agreement, the Indenture, the Security and Pledge Agreement, or the other Collateral Documents, the issue and sale of the Notes, nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default, under any law or the charter or by-laws of the Company or any of its subsidiaries or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries;

                      (xiv) the Company and each of its subsidiaries (A)
                 owns, possesses or has obtained all Authorizations necessary for the legal ownership (including leasing) and operation of its properties (including, without limitation, the Collateral), and to carry on its business as presently conducted, except where the failure to own, possess or have obtained any of the foregoing would not have a Material Adverse Effect or with respect to the Mortgaged Property would not have a material adverse effect on the use and operation of the Mortgaged Property to which any such Authorization relates and (B) has not received any notice of proceedings relating to the revocation or modification of any such Authorization; and

                      (xv) no holders of securities of the Company have
                 rights to the registration of such securities under the Registration Statement.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the

         United States or of the General Corporation Law of the State of Delaware, to the extent they deem proper and specified in such opinion, upon the opinion of Leagre and Barnes, with respect to Indiana law, and other counsel of good standing whom in each such case they believe to be reliable and who are reasonably satisfactory to the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                 (c) The Company shall have furnished to the Underwriters the opinions of Leagre & Barnes, special Indiana counsel for the Company, dated the Closing Date, and to the effect that:

                      (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Indiana, with full corporate power and authority to own its properties and conduct its business;

                      (ii) the Company has the full corporate power and authority under Indiana law (A) to execute, deliver and perform its obligations under this Agreement and the Collateral Documents; (B) to file, record, register and take all other actions necessary or desirable to preserve and protect the rights with respect to, and perfect and make valid and enforceable, the first priority Lien of the Trustee under the Collateral Documents; and (C) to take all action necessary to effect the Refinancing;

                      (iii) the Company's authorized equity capitalization is as set forth in the Prospectus;

                      (iv) the Indenture, the Security and Pledge Agreement
                 and the other Collateral Documents have been duly authorized, executed and delivered by the Company; and assuming due authorization, execution and delivery thereof by each party thereto other than the Company, the Indenture, the Security and Pledge Agreement and the other Collateral Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms (subject, as to enforcement of legal remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and, as to remedies of specific performance and injunctive and other forms of equitable relief, to equitable defenses or principles and to the discretion of the court before which any proceeding may therefor be brought); the Notes have been duly authorized and executed and, when authenticated in accordance with the Indenture and delivered to and paid by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

                      (v) this Agreement has been duly authorized, executed and delivered by the Company;

                      (vi) no consent, approval, authorization or order of any Indiana court or Indiana governmental agency or body is required for the consummation of the transactions contemplated herein or in the Indenture, the Security and Pledge Agreement and the other Collateral Documents, except such approvals (specified in such opinion) as have been obtained;

                      (vii) neither the execution and delivery of this
                 Agreement, the Indenture, the Security and Pledge Agreement, or the other Collateral Documents, the issue and sale of the Notes, nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or constitute a default, under any Indiana law or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company is a party or bound or any judgment, order or decree known to such counsel to be applicable under Indiana law to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

                      (viii) the Company (A) owns, possesses or has obtained all Authorizations in Indiana necessary for the legal ownership (including leasing) and operation of its properties (including, without limitation, the Collateral), and to carry on its business as presently conducted, except where the failure to own, possess or have obtained any of the foregoing would not have a Material Adverse Effect and (B) has not received any notice of proceedings relating to the revocation or modification of any such Authorization.

         In rendering such opinion, such counsel may rely as to the matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                 (d) The Company shall have furnished to the Underwriters the opinions of Smeets, Thesseling & Van Bokhorst, special Netherland Antilles counsel for the Company (with respect to Anacomp International N.V.), Gardiner, Roberts, special Canadian counsel for the Company (with respect to Anacomp Canada Inc.), Prunbauer Peyrer-Helmstat & Romig, special Austrian counsel for the Company (with respect to Anacomp GesmbH), Slaughter and May, special British counsel for the Company, (with respect to Anacomp Holdings, Ltd., Anacomp, Ltd. and Xidex (U.K.) Ltd.), De Kock, special Belgian counsel for the Company (with respect to Anacomp Belgium, S.A.), Trenite Van Doorne, special Dutch counsel for the Company (with respect to Anacomp B.V.), Baker & McKenzie, special Swedish counsel for the Company (with respect to Anacomp A.B.), Baker & McKenzie, special Norwegian counsel for the Company (with respect to Anacomp A/S (Norway)), Baker & McKenzie, special Finnish counsel for the Company (with respect to Anacomp O.Y.), Baker & McKenzie, special Danish counsel for the Company (with respect to Anacomp A/S (Denmark), Doser Amereller Noack, special German counsel for the Company (with respect to Datamagnetics GmbH, Anacomp GmbH and Xidex GmbH), Baker & McKenzie, special Swiss counsel for the Company (with respect to Xidex Magnetics, S.A.), Baker & McKenzie, special Italian counsel for the Company (with respect to Anacomp Italia SRL), Baker & McKenzie, special French counsel for the Company (with respect to Anacomp S.A.), Baker & McKenzie, special Australian counsel for the Company (with respect to Anacomp Pty, Ltd.) Baker & McKenzie, special New Zealand counsel for the Company (with respect to Xidex New Zealand Ltd.), Mikako Fujiki of Tokyo Aoyama Law Office, special Japanese counsel for the Company (with respect to Anacomp Japan Ltd.) and Vaz e Rolim, special Brazilian counsel for the Company (with respect to Anacomp Do Brasil), each dated the Closing Date and each to the effect that:

                      (i) the applicable Foreign Restricted Subsidiary
                 specified above has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify does not have a Material Adverse Effect;

                       (ii) all outstanding shares of capital stock of such
                 Foreign Restricted Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable;

                       (iii) with respect to Foreign Restricted Subsidiaries
                 owned directly by the Company or a U.S. Restricted Subsidiary, the shares of capital stock constituting the Pledges Securities of the applicable Foreign Restricted Subsidiary specified above comprise 65% of the capital stock of such Foreign Restricted Subsidiary; there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire or instruments convertible into or exchangeable for any shares of the capital stock or other equity interest of or in such Foreign Restricted Subsidiary or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options;

                       (iv) with respect to Foreign Restricted Subsidiaries
                 owned directly by the Company or a

                 U.S. Restricted Subsidiary, the Trustee has a valid and enforceable perfected first priority Lien in the Pledge Securities of the applicable Foreign Restricted Subsidiary specified above pursuant to the Security and Pledge Agreement, and the Pledged Securities of such Foreign Restricted Subsidiary are free and clear of all Liens, other than Permitted Liens;

                       (v) with respect to Foreign Restricted Subsidiaries
                 owned directly by the Company or a U.S. Restricted Subsidiary, all filings, recordings, registrations and other actions necessary or desirable to preserve and protect the rights with respect to, and perfect and make valid and enforceable, the first priority Lien of the Trustee in the Pledged Securities of the applicable Foreign Restricted Subsidiary specified above under the Security and Pledge Agreement have been obtained and taken and are in full force and effect;

                      (vi) with respect to Foreign Restricted Subsidiaries owned directly by the Company or a U.S. Restricted Subsidiary, no consent, approval, authorization or order of any court or governmental agency or body having jurisdiction over the applicable Foreign Restricted Subsidiary specified above is required for the valid pledge of 65% of the capital stock of such Foreign Restricted Subsidiary pursuant to the Security and Pledge Agreement, except such approvals (specified in such opinion) as have been obtained; and

                      (vii) with respect to Foreign Restricted Subsidiaries owned directly by the Company or a U.S. Restricted Subsidiary, neither the pledge of 65% of the capital stock of the applicable Foreign Restricted Subsidiary specified above pursuant to the Security and Pledge Agreement, nor the consummation of any of the transactions therein contemplated nor the fulfillment of the terms thereof, will conflict with, result in a breach or violation of, or constitute a default, under any law under which such Foreign Restricted Subsidiary exists or the charter or by-laws of such Foreign Restricted Subsidiary or the terms of any indenture or other agreement or instrument known to such counsel and to which such Foreign Restricted Subsidiary is a party or bound or any judgment, order or decree known to such counsel to be applicable to such Foreign Restricted Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Foreign Restricted Subsidiary.

                 In rendering such opinion, such counsel may rely as to the matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                 (e) The Company shall have furnished to the Underwriters the opinions, dated the Closing Date, of local counsel in each jurisdiction in which Mortgaged Property is located, which counsel shall be reasonably satisfactory to the Underwriters, to the effect that the Collateral Documents create a valid and enforceable first priority Lien in the Collateral located in such jurisdiction and such other matters as the Underwriters shall reasonably require. In rendering such opinion, such counsel may rely as to the matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                 (f) The Underwriters shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, an opinion and disclosure letter, each dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the other Collateral Documents, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (g) The Company shall have furnished to the Underwriters a certificate of the Company, signed by (i) the Chairman of the Board and Chief Executive Officer or the President and Chief Operating Officer and (ii) the Executive Vice President, Treasurer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration

         Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                      (i) the representations and warranties of the Company
                 in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements, and satisfied all the conditions, on its part to be performed or satisfied at or prior to the Closing Date;

                      (ii) no stop order suspending the effectiveness of
                 the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened;

                      (iii) since the date of the most recent financial
                 statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business affairs, properties or business prospects of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

                      (iv) the subsidiaries of the Company listed in
                 Exhibit B have no assets and no employees and do not conduct any business, and with respect to such subsidiaries, the Company would be able to designate such subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.15 of the Indenture; and

                      (v) in the opinion of such officers, all conditions
                 precedent to the authentication and delivery of the Notes set forth in the Indenture have been satisfied.

                 (h) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Underwriters a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Underwriters, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended and as of December 31, 1994, in accordance with Statement on Accounting Standards No. 71 and stating in effect that:

                      (i) in their opinion the audited financial statements
                 and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                      (ii) on the basis of a reading of the latest unaudited
                 financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and nominating, compensation and audit committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to September 30, 1994, nothing came to their attention which caused them to believe that:

                           (1) any unaudited financial statements included or
                      incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                           (2) with respect to the period subsequent to December
                      31, 1994, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt, net of current portion of long-term debt, of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital (current assets less current liabilities) of the Company and its subsidiaries as compared with the amounts shown on the December 31, 1994, consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from January 1, 1995, to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales, income from continuing operations before interest, other income, income taxes and cumulative effect of accounting change; or income from continuing operations before interest, other income, income taxes, cumulative effect of accounting change and depreciation and amortization related to property and equipment, deferred software costs and intangible assets, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters; or

                           (3) the information included or incorporated by
                      reference in the Registration Statement and the Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                      (iii) they have performed certain other specified
                 procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Capitalization", "Selected Consolidated Financial Data", "Management's Discussion and Analysis of Results of Operations and Financial Condition" in the Prospectus, the information included or incorporated in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus and the information included in the "Management's Discussion and Analysis of Results of Operations and Financial Condition" included or incorporated in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994, incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                      (iv) they have performed certain procedures with
                 respect to sales of the Company's XFP 2000 system, including, without limitation, a review of inventory records, purchase orders and shipping documents, for the three-month period ended December 31, 1994, such documentation is in agreement with the information with respect to sales of the Company's XFP 2000 system for such period set forth in the Prospectus and they agree that such sales of XFP 2000 systems are material to the financial statements of the Company for such three-month period.

                 References to the Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

                 (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or
         (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries taken as a whole the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                 (j) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                 (k) At the Closing Date, the Company shall have applied the net proceeds from the sale of the Notes as set forth under the caption "Use of Proceeds" in the Prospectus and the Underwriters shall have been furnished with evidence (satisfactory to the Underwriters) of such applications.

                 (l) Prior to or simultaneous with the delivery of and payment for the Notes pursuant to Section 3 hereof, all the conditions precedent necessary for making all borrowings under the Revolving Credit Facility shall have been satisfied in full, the Refinancing (as defined in the Prospectus) shall have been fully consummated in the manner contemplated by the Prospectus and each agreement, opinion, certificate and other document necessary or relating to making all borrowings under the Revolving Credit Facility shall be in form and substance satisfactory to the Underwriters, shall have been executed and delivered by the parties thereto and shall be in full force and effect.

                 (m) At or prior to the Closing Date, each Collateral Document shall be in form and substance satisfactory to the Underwriters, shall have been executed and delivered by the parties thereto and shall be in full force and effect.

                 (n) The requisite number of consents solicited by the Company from the holders of the Company's 15% Senior Subordinated Notes due 2000 have been obtained and are effective in order to effect an amendment and restatement of the Subordinated Notes Indenture to permit the Company to (i) issue the Notes and establish the Revolving Credit Facility and (ii) use the proceeds thereof as described in the Prospectus; and such amendment and restatement of the Subordinated Notes Indenture has been executed and delivered by the parties thereto and is in full force and effect.

                 (o) At or prior to the Closing Date, the Company shall have caused to be delivered to the Underwriters the following documents and instruments with regard to any real property constituting the
         Collateral:

                      (i) fully executed and acknowledged Mortgages, in
                 form and substance satisfactory to the Underwriters, with respect to the real property, securing the amounts described in Exhibit C encumbering the Company's fee interest or leasehold interest, as the case may be, in each such real property, duly executed and acknowledged by the Company as owner or holder of the fee interest or leasehold interest, as the case may be, constituting such real property and otherwise in form for recording in the recording office of the appropriate political subdivision where such real property is situated, together with such certificates, affidavits, questionnaires and returns as shall be required in connection with the recording or filing thereof and such UCC-1 financing statements and other similar statements as are contemplated in respect of such Mortgages by the counsel opinion referred to in paragraphs (b) and (c) above, and any other instruments necessary to grant the interests purported to be granted by such Mortgages under the laws of any applicable jurisdiction, which instruments shall be effective to create a valid and enforceable first priority Lien on such real and personal property;

                      (ii) with respect to such real property, such consents,
                 approvals, amendments, supplements, estoppels, non-disturbance, tenant subordination agreements and other instruments as shall reasonably be deemed necessary by the Underwriters in order for the owner or holder of the fee interest or leasehold interest, as the case may be, to grant the Lien contemplated by the Mortgages with respect to such real property;

                      (iii) with respect to each parcel of such real
                 property, a policy of title insurance insuring the Lien of such Mortgage as a valid first priority Lien on the real property and fixtures described therein in an amount not less than the amount for such real property set forth on Exhibit C hereto which policy (or commitment) shall (A) be issued by a title company reasonably acceptable to counsel for the Underwriters, (B) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to counsel for the Underwriters, (C) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, and where opinions customarily are given respecting such matters, opinion letters of special counsel, architects or other professionals, which counsel, architects or other professionals shall be reasonably acceptable to counsel for the Underwriters, as shall be requested by counsel for the Underwriters (including, without limitation, endorsements or opinion letters on matters relating to first loss, non-imputation, public road access, contiguity (where appropriate), cluster, survey, variable rate and so-called comprehensive coverage over covenants and restrictions), (D) contain only such exceptions to title as are customary or as may otherwise be agreed to by counsel for the Underwriters prior to the Closing Date with respect to such real property and (E) be effective on the Closing Date;

                      (iv) with respect to each parcel of such real
                 property (and all improvements thereon), a survey (A) prepared by a surveyor or engineer licensed to perform surveys in the state where such property is located, (B) dated (or redated) not earlier than 60 days prior to the date of delivery thereof, (C) certified by the surveyor in a manner reasonably acceptable to counsel for the Underwriters and (D) complying in all respects with the minimum detail requirements of the American Land Title Association, or local equivalent, as such requirements are in effect on the date of preparation of such survey;

                      (v) with respect to such real property, policies or
                 certificates of insurance as required by the Mortgages relating thereto, which policies or certificates shall bear mortgagee endorsements of the character required by such Mortgages;

                      (vi) with respect to such real property, UCC, judgment
                 and tax lien searches confirming that the personal property comprising a part of such real property is subject to no liens other than (A) as set forth in the Mortgages and (B) Permitted Liens;


                      (vii) with respect to such real property, such
                 affidavits, certificates and instruments of indemnification as shall reasonably be required to induce the title company to issue the policy or policies (or commitment) contemplated in subparagraph (iii) above;

                      (viii) certified checks payable to the appropriate
                 public officials or title company (or checks or wire transfers to the title company in respect of such amounts) in payment of all mortgage, recording, documentary, intangible or similar governmental charges due in respect of the execution, delivery or recording of such Mortgages, together with a check or wire transfer for the title company in payment of its premium, search and examination charges, survey costs and any other amounts due in connection with issuance of its policies (or commitments);

                      (ix) with respect to such real property owned in fee,
                 certified copies of all leases or subleases, as the case may be, and all amendments thereto, all of which leases or subleases, as the case may be, shall, to the extent not previously approved in writing by the Underwriters, be reasonably satisfactory to the Underwriters;

                       (x) with respect to such real property, a certificate
                 of an officer of the Company certifying that, as of the date of delivery of such certificate, there is not outstanding any material citation, violation or similar notice indicating that such real property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness (other than any provisions of such codes or ordinances the validity or applicability of which is being contested in good faith by appropriate proceedings diligently prosecuted and as to which enforcement proceedings have not been instituted or, if instituted, have been stayed) with copies of certificates of occupancy (to the extent in the Company's possession) for each parcel of such real property attached thereto; and

                       (xi) a certificate of an officer of the Company
                 certifying on behalf of the Company, in his capacity as an officer of the Company, that, as of the date of delivery of such certificate, there has not occurred any Taking or Destruction (each as defined in the Mortgages) of any such real property and that the Company has no knowledge of any facts which have not been disclosed to the Underwriters and which, if disclosed, would materially and adversely affect the Fair Market Value (as defined in the Indenture) of such real property.

                 (p) At or prior to the Closing Date, evidence satisfactory to the Underwriters shall be furnished of the completion and effectiveness of all filings, recordings, registrations and other actions of the Collateral Documents, and such other financing statements and security documents, as may be necessary or, in the opinion of the Underwriters, desirable to perfect the first priority Lien created, or intended to be created, by the Collateral Documents. All filing fees, taxes and other amounts payable in connection with such filings, recordings, registrations and other actions shall have been paid and the Underwriters shall have received evidence satisfactory to them of such filings, recordings, registrations and other actions and payments.

                 (q) At the Closing Date, the Company shall have furnished the Underwriters and counsel for the Underwriters with copies of any consent, waivers and releases obtained in connection with the authorization, execution, delivery and performance of this Agreement, the Indenture, the other Collateral Documents, the Notes and the transactions contemplated hereby and thereby, including, without limitation, those relating to any indebtedness of the Company and its subsidiaries outstanding immediately prior to the Closing Date.

                 (r) Prior to or at the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

                 7. Reimbursement of Underwriters' Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses

(including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

                 8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls either Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Notes as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of such Underwriter (or any of the directors, officers, employees and agents of such Underwriter or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus, excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus included in the Registration Statement at the time it was declared effective by the Commission and it is finally judicially determined that such delivery was required to be made under the Act and was not so made. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which either Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and the Underwriters confirm that such statements are correct.

                 (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below);

provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnified party, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld) will settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect to which indemnification or contribution may be sought hereunder (whether or not such indemnifying party is an actual or potential party to such claim or action) unless such indemnifying party fails, or such indemnified party has reasonable grounds to believe such indemnifying party will fail, to perform or comply with its obligations hereunder, provided that if such consent shall have been obtained or there is a final judgment against the indemnified party in any such claim, action, suit or proceeding, such indemnified party shall be entitled to indemnification or, if such indemnification is judicially determined to be unavailable, contribution as provided herein.

                 (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and one or both of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Notes; provided, however, that in no case shall either Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Notes) be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Under-writer, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                 9. Default by an Underwriter. If either Underwriter shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriter shall be obligated to take up and pay for the Notes which the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Underwriter shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriter does not purchase all the Notes, this Agreement will terminate without liability to the nondefaulting Underwriter or the Company. In the event of a default by either Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve the defaulting Underwriter of its liability, if any, to the Company and the nondefaulting Underwriter for damages occasioned by its default hereunder.

                 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for the Notes, if after the Execution Time and prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus (exclusive of any supplement thereto).

                 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of either Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Anacomp, Inc., One Buckhead Plaza, 3060 Peachtree Road, N.W., Suite 1700, Atlanta, GA 30305, attention of the legal department.

                 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                 14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                                  Very truly yours,

                                                  Anacomp, Inc.

                                                  By: .....................
                                                             [Title]


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc
Smith Barney Inc.

By:  Salomon Brothers Inc

By:
     ............................
                  [Title]

                                  SCHEDULE I





                                 Principal Amount
                                   of Notes to
           Underwriters            be Purchased
           ------------          ----------------
Salomon Brothers Inc . . . . . .  $

Smith Barney Inc.  . . . . . . .   ____________

Total. . . . . . . . . . . . . .   $225,000,000


                                   Exhibit A

                          Subsidiaries of the Company


Anacomp International N.V.
Stromberg Datagraphix International
Anacomp Canada Inc.
Anacomp GESMBH
Kalvar Microfilm Inc.
Florida AAC Corporation
Anacomp Holdings, Ltd.
Anacomp Ltd.
Xidex (U.K.) Ltd.
Anacomp Belgium S.A.
Anacomp B.V.
Anacomp A.B.
Anacomp A/S (Norway)
Anacomp O.Y.
Anacomp A/S (Denmark)
Datamagnetics GmbH
Anacomp GmbH
Sun-Flex Industries of Puerto Rico, Inc.
Xidex Magnetics, S.A.
Anacomp Italia SRL
Anacomp S.A.
Xidex GmbH
Xidex Development Corporation
Anacomp California
Anacomp Pty, Ltd.
Xidex New Zealand Ltd.
Anacomp Japan Ltd
Anacomp DO Brasil

                                   Exhibit B

                   Inactive Subsidiaries of the Company with
                             No Assets or Employees


U.S. Video Corporation
Teksad Corporation
Applied Peripheral System
Data Management Inc.
Cadran Systems, Inc.
Xidex International Sales Corp.
Xidex Magnetics International Sales Corp.
Dysan International Sales Corp.
Dysan International Sales Corp. II
Xidex (Pty) Ltd.
Xidex Corporation S.A.
Computer Services Corporation

                                              Exhibit C


                                       Description of Mortgages
                                       ------------------------

                                                                                   Title
                                                                                   -----
   Property                       Type of                      Mortgage          Insurance
   --------                       -------                      --------          ---------
  Description                    Mortgage                       Amount             Amount
  -----------                    --------                       ------             ------
  Graham, TX             Deed of Trust                           $                  $

  Poway, CA              Leasehold Deed of Trust                 $                  $